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Exhibit 10.20

FIRST AMENDMENT TO
PARTICIPATION AGREEMENT
(Undivided Interest in the Conemaugh Facility)

        THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT dated as of November 15, 2001 (this "Amendment"), among (i) RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC (formerly known as Sithe Pennsylvania Holdings, LLC), a Delaware limited liability company, as Facility Lessee, (ii) CONEMAUGH LESSOR GENCO LLC, a Delaware limited liability company, as Owner Lessor, (iii) WILMINGTON TRUST COMPANY, a banking corporation organized and existing under the laws of the State of Delaware, not in its individual capacity, except as expressly provided herein and in the Participation Agreement referred to below, but solely as manager under the LLC Agreement, (iv) WILMINGTON TRUST COMPANY, a banking corporation organized and existing under the laws of the State of Delaware in its individual capacity, (v) PSEGR CONEMAUGH GENERATION, LLC, a Delaware limited liability company, as Owner Participant, (vi) BANKERS TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, except as expressly provided herein and in the Participation Agreement referred to below, but solely as trustee under the Lease Indenture, and (vii) BANKERS TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, except as expressly provided herein and in the Participation Agreement referred to below, but solely as trustee under the Pass Through Trust Agreement.

        WHEREAS, the Facility Lessee, the Owner Lessor, the Lessor Manager, Wilmington Trust Company, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee have entered into that certain Participation Agreement dated as of August 24, 2000 (together with any and all amendments and modifications thereof, the "Participation Agreement"); capitalized terms used herein and not otherwise defined have the same meaning as in the Participation Agreement; and

        WHEREAS, the parties to the Participation Agreement desire to amend the terms thereof as provided for herein;

        NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1.    Amendments to the Participation Agreement.

        (a)   Section 7.6 of the Participation Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof

          Section 7.6.    Limitation on Indebtedness and Actions.    Prior to the Debt Covenant Termination Date, each of the Lessor Manager and the Owner Lessor covenants that it will not (a) incur any indebtedness unless (i) such indebtedness is subordinated to the Lessor Notes according to the terms as set forth in Exhibit M attached hereto (the "Owner Lessor Subordinated Debt") and (ii) at the time of the incurrence thereof and after giving effect thereto and the application of any proceeds (x) no Significant Lease Default or Lease Indenture Event of Default has occurred and is continuing and (y) the ratio of the principal of the Indebtedness of the Owner Lessor (other than the Notes) to the Owner Lessor Net Worth is less than or equal to 4.88 to 1, nor (b) enter into any business or activity except as required or expressly permitted or contemplated by any Operative Document (other than the LLC Agreement or the Tax Indemnity Agreement)."

        (b)   Appendix A to the Participation Agreement is hereby amended by inserting the following definitions in their proper alphabetical place:

          "Owner Lessor Net Worth" means the aggregate purchase price set forth on Schedule 2 of the Participation Agreement minus the principal amount of the Notes outstanding from time to time.

          "Owner Lessor Subordinated Debt" shall have the meaning specified in Section 7.6 of the Participation Agreement.

        (c)   The Participation Agreement is hereby further amended by attaching thereto a new Exhibit M which shall be in the form of Exhibit M attached hereto.

        Section 2.    Conditions to Effectiveness.    This Amendment shall become effective as of the date (the "Effective Date")

        (a)   an officer of each of the parties hereto shall have executed and delivered a counterpart hereof; and

        (b)   that the Facility Lessee has executed and delivered to each of the parties hereto a certificate stating that each of the following shall have occurred:

          (i)    receipt by the Lease Indenture Trustee of evidence that all necessary consents to this Amendment have been obtained;

          (ii)   receipt by the Lease Indenture Trustee of an opinion of counsel pursuant to Section 8.3 of the Lease Indenture that the Lease Indenture Trustee's execution of this Amendment is permitted; and

          (iii)  each of the Rating Agencies shall have confirmed that the issuance of the Owner Lessor Subordinated Debt described above will not result in the ratings of the Certificates to be lower than its original ratings of the Certificates.

        Section 3.    Ratification of Related Documents.    The Participation Agreement, as amended hereby, and each of the other Operative Documents is hereby ratified and confirmed to be in full force and effect.

        Section 4.    Limitations.    The modifications set forth herein are limited precisely as written, and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Participation Agreement or any of the other Operative Documents, or (b) prejudice any right or rights which any Transaction Party may now have or may have in the future under or in connection with the Participation Agreement or any of the other Operative Documents. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling.

        Section 5.    Choice of Law.    This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York without giving effect to the conflicts of laws provisions thereof except New York General Obligations Law Section 5-1401.

        Section 6.    Descriptive Headings.    The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

        Section 7.    Entire Agreement.    This Amendment, the Operative Documents and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof. There are no unwritten oral agreements between the parties.

        Section 8.    Counterparts.    This Amendment may be executed in any number of counterparts and by parties hereto on separate counterparts, each counterpart, when so executed and delivered, shall constitute an original instrument, and all such counterparts shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized.

RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC as Facility Lessee
By:	/s/ JAMES E. HAMMELMAN James E. Hammelman Vice President—Finance
CONEMAUGH LESSOR GENCO LLC as Owner Lessor
By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Lessor Manager under the LLC Agreement
	By:	/s/ MONICA M. HENRY
	Name:	Monica M. Henry
	Title:	Senior Financial Services Officer
PSEGR CONEMAUGH GENERATION, LLC
By:	/s/ CHRISTOPHER P. KELLEHER
Name:	Christopher P. Kelleher
Title:	Vice President
BANKERS TRUST COMPANY, not in its individual capacity, except to the extent provided herein, but as Lease Indenture Trustee under the Lease Indenture
By:	/s/ RICHARD L. BUCKWALTER
Name:	Richard L. Buckwalter
Title:	Vice President
BANKERS TRUST COMPANY, not in its individual capacity, except to the extent provided herein, but as Pass Through Trustee under the Pass Through Trust Agreement
By:	/s/ RICHARD L. BUCKWALTER
Name:	Richard L. Buckwalter
Title:	Vice President
WILMINGTON TRUST COMPANY, in its individual capacity
By:	/s/ MONICA M. HENRY
Name:	Monica M. Henry
Title:	Senior Financial Services Officer

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Exhibit 10.20 FIRST AMENDMENT TO PARTICIPATION AGREEMENT